Exhibit 4.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 1 to Amended and Restated Rights Agreement is made as of May 25, 2010 by and between ANALYSTS INTERNATIONAL CORPORATION, a Minnesota corporation (the “Company”), and WELLS FARGO BANK, N.A. (the “Rights Agent”).  Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Amended Rights Agreement (as defined below).

Whereas, as of February 27, 2008 the Board of Directors of the Company and the Rights Agent entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”).

Whereas, on February 11, 2010, the Company’s Board of Directors declared a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the Company’s common shares to all holders of record effective February 26, 2010.  The Reverse Stock Split was implemented by an amendment to the Company’s Articles of Incorporation which was filed with the Minnesota Secretary of State on February 26, 2010.

Whereas, following the Reverse Stock Split, the Company’s total authorized number of shares was reduced to from 120,000,000 to 24,000,000 common shares and the par value of ten cents ($0.10) per share remained unchanged. All fractional shares were rounded down such that any shareholder that would otherwise be entitled to receive a fractional share would be entitled to a payment of the fair market value of the fractional share in cash.  The Reverse Stock Split also resulted in proportionate adjustments under the Amended Rights Plan in (a) the number of Rights outstanding under the Amended Rights Plan, (b) the number of shares issuable under the Amended Rights Plan on the exercise of such Rights, and (c) the Purchase Price.

Whereas, in accordance with Section 27 of the Amended Rights Agreement, the Company wishes to amend certain provisions of the Amended Rights Agreement, as the Company deems necessary and desirable, as hereinafter set forth; and

Whereas, in accordance with Section 27 of the Amended Rights Agreement, the Company and the Rights Agent wish to evidence such amendments in a writing signed by the Company and the Rights Agent.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby amend the Amended Rights Agreement as follows:

1.                                               Section 7(b) of the Amended Rights Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

(b)              The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $30.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

2.                                               Section 12 of the Amended Rights Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

Section 12.  Certificate of Adjusted Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Right Agent and with each transfer agent of the Common Shares a copy of such certificate and (c) make the disclosures required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.

3.                                               Section 25(a) of the Amended Rights Agreement shall be deleted in its entirety and replaced with the following in lieu thereof:

(a)  Notice of Certain Events.  In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options or (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the combination or subdivision of outstanding Common Shares) or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or (v) to effect the liquidation, dissolution or winding-up of the Company or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

4.                                               Exhibit A to the Amended Rights Agreement shall be deleted in its entirety and replaced with Exhibit A (Amended) attached hereto and made a part hereof.

5.                                               Exhibit B to the Amended Rights Agreement shall be deleted in its entirety and replaced with Exhibit B (Amended) attached hereto and made a part hereof.

6.                                               The Rights Agent hereby confirms that this Amendment No. 1 satisfies the requirement, set forth in Section 27 of the Amended Rights Agreement, that a certificate be delivered to the Rights Agent in respect of a proposed amendment to the Amended Rights Agreement.

Except as expressly modified and amended in this Amendment No. 1 to Amended and Restated Rights Agreement, all other provisions of the Amended and Restated Rights Agreement dated as of February 27, 2008 shall remain in full force and effect and unchanged.  In the event of any ambiguity or conflict between this Amendment No. 1 and any of the terms, conditions or other provisions of the Amended and Restated Rights Agreement, the terms and conditions of this Amendment No. 1 shall control and govern.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:		ANALYSTS INTERNATIONAL CORPORATION

By	/s/ Robert E. Woods	By	/s/ A. Borgstrom
	Secretary		Chief Executive Officer and President

Attest:		WELLS FARGO BANK,
NATIONAL ASSOCIATION

By	/s/ Jenni L. Leno	By	/s/ Steven J. Hall
	Assistant Secretary	Title	Vice President

Exhibit A (Amended)

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER FEBRUARY 27, 2018 OR EARLIER IF REDEMPTION OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11(a)(ii) AND SECTION 13 OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH-RIGHTS MAY BECOME NULL AND VOID.  IF THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) AND SECTION 13 OF THE RIGHTS AGREEMENT.

Right Certificate

ANALYSTS INTERNATIONAL CORPORATION

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 16, 1989, as amended and restated as of February 27, 2008 and as thereafter amended as of May 25, 2010 (collectively, the “Amended Rights Agreement”), between ANALYSTS INTERNATIONAL CORPORATION, a Minnesota corporation (the “Company”), and WELLS FARGO BANK, N.A., (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Amended Rights Agreement) and prior to 5:00 P.M. (Minneapolis time) on February 27, 2018 at the principal offices of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid nonassessable Common Share, $0.10 par value (the “Common Shares”), of the Company, at a purchase price of $30.00 per one Common Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 27, 2008, based on the Common Shares as constituted at such date.

As provided in the Amended Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Amended Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Amended Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Amended Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal offices of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Amended Rights Agreement, the Rights evidenced by this Right Certificate may, but are not required to, be redeemed by the Company at a redemption price of $0.001 per Right.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Amended Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Amended Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Amended Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Amended Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.  Dated as of                     , 20    .

Attest:	ANALYSTS INTERNATIONAL CORPORATION

By	By
Secretary		Chief Executive Officer

Countersigned:

WELLS FARGO BANK, N.A.

By
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: , 20

Signature

Signature Medallion Guaranteed:

Your signature must be medallion guaranteed by an eligible guarantor institution (Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union or Savings Association) participating in a Medallion program approved by the Securities Transfer Association Inc.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Amended Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the Right Certificate.)

To:                            ANALYSTS INTERNATIONAL CORPORATION

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: , 20

Signature

Signature Medallion Guaranteed:

Your signature must be medallion guaranteed by an eligible guarantor institution (Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union or Savings Association) participating in a Medallion program approved by the Securities Transfer Association Inc.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Amended Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

NOTICE

The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Amended Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

Exhibit B (Amended)

SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

On June 15, 1989, the Board of Directors of ANALYSTS INTERNATIONAL CORPORATION (the “Company”) declared a dividend of one common share purchase right (a “Right”) for each outstanding share of the Common Shares, $0.10 par value (the “Common Shares”), of the Company. The dividend was payable on June 30, 1989 to the shareholders of record on that date. As amended, each Right entitles the registered holder to purchase from the Company one Common Share of the Company, at a price of $30.00 per Common Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement dated as of February 27, 2008, as thereafter amended as of May 25, 2010, between the Company and WELLS FARGO BANK, N.A. (the “Rights Agent”). The Amended and Restated Rights Agreement dated as of February 27, 2008, as thereafter amended as of May 25, 2010, is referred to in this Exhibit B (Amended) as the “Amended Rights Agreement.”

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of June 30, 1989, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

The Amended Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after June 30, 1989 upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of, or after, June 30, 1989, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on February 27, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, combinations or consolidations of the Common Shares, occurring, in any such case, prior to the Distribution Date.

Common Shares purchasable upon exercise of the Rights will be identical to other Common Shares of the Company.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. Subject to redemption or exchange, in the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current exercise price of the Right.

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges, or cash), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

At any time until 10 days after public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%; except that from and after the date there is an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to or on 10 days after the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares.

The Amended Rights Agreement, specifying the terms of the Rights and including the form of Right Certificate, is available from the Company upon request and at no charge. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Amended Rights Agreement, which is hereby incorporated herein by reference.

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